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                                                                     EXHIBIT 5.1


                        WILSON SONSINI GOODRICH & ROSATI
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                               December 19, 2000


Sun Microsystems, Inc.
901 San Antonio Road
Palo Alto, CA  94303

        RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have acted as counsel to Sun Microsystems, Inc., a Delaware corporation (the "Company" or "You") and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about December 19, 2000 in connection with the registration under the Securities Act of 1933, as amended, shares of the Company's Common Stock, par value $0.00067 per share (the "Shares"), reserved for issuance under the Cobalt Networks, Inc. Amended and Restated 1997 Employee Stock Plan, Cobalt Networks, Inc. 1999 Director Option Plan, 1999 Stock Option Plan of Chili!Soft, Inc., 1998 Stock Option Plan of Chili!Soft, Inc., and 1997 Stock Option Plan of Chili!Soft, Inc. (the "Plans").

        As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings to be taken in connection with the sale and issuance of said Shares under the Plans. It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Shares will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation


                                       /s/ WILSON SONSINI GOODRICH & ROSATI